UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ECOLLEGE.COM
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

eCollege.com

One N. LaSalle Street, Suite 1800

Chicago, IL 60602
July 20, 2007

Introductory Statement:

On or about June 27, 2007, we mailed a proxy statement (the “Proxy Statement”) relating to a special meeting of shareholders of eCollege.com (“eCollege”) scheduled for July 30, 2007, to vote on a proposal to approve the Agreement and Plan of Merger, dated May 14, 2007, by and among eCollege, Pearson Education, Inc., a Delaware corporation, and Epsilon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pearson Education, Inc.

As disclosed in the Proxy Statement, a purported class-action lawsuit captioned Gaynor, et al. v. Thorne, et al., was filed on May 30, 2007 in the Circuit Court of Cook County (Chancery Division) in the State of Illinois with respect to the merger.  On July 13, 2007, plaintiffs filed an Amended Class Action Complaint.  The lawsuit names as defendants each member of the eCollege board of directors, eCollege, Pearson Education, Inc. and Epsilon Acquisition Corp.  The complaint alleges, among other things, that the defendants breached, or aided and abetted the breach of, fiduciary duties owed to eCollege shareholders by eCollege’s directors in connection with eCollege’s entry into the merger agreement and the value received for the merger.

On July 20, 2007, the parties to the lawsuit, including eCollege, executed a Memorandum of Understanding to settle the lawsuit. As part of the settlement, the defendants deny all allegations of wrongdoing. The settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the merger agreement, the value received for the merger and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties have agreed that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by eCollege in an amount not to exceed $300,000, subject to court approval.  The merger may be consummated prior to final court approval of the settlement.

Each of eCollege and the other defendants denies all of the allegations in this lawsuit, including any allegation that its current disclosures with regard to the pending merger are misleading or incomplete in any way.  Nevertheless, without admitting any liability or wrongdoing, eCollege and the other defendants in this case have agreed in principle to settle the case in order to avoid the potential cost and distraction of continued litigation and to eliminate any risk of any delay to the closing of the merger posed by this lawsuit.  Such settlement is subject to execution and delivery of definitive documentation, the closing of the merger and court approval.  If the settlement becomes effective, the lawsuit will be dismissed with prejudice.

The settlement will not affect the merger consideration to be paid to shareholders of eCollege in connection with the merger or the timing of the special meeting of its shareholders.

Pursuant to the proposed settlement, we have agreed to make the amended and supplemental disclosures set forth below, but the Company does not make any admission that such supplemental disclosures are material.  Important information concerning the proposed merger is set forth in the Proxy Statement. The Proxy Statement, which we urge you to read in its entirety, is amended and supplemented by, and should be read in conjunction with, the information set forth herein.  All page references in the information set forth below refer to those contained in the Proxy Statement, and terms used below shall have the meanings set forth in the Proxy Statement (unless otherwise defined below).

Amended and Supplemental Disclosure

1.     The following sentence appearing on page 5 of the Definitive Proxy Statement in the section entitled “Sale of Datamark”:

“It is also possible that other Directors and officers of the Company or Datamark may participate in this investor group.”

is amended to read as follows:

“It is also possible that other officers of the Company or Datamark may participate in this investor group.”

2.     After the third sentence of the first paragraph on page 5 of the Proxy Statement in the section entitled “Sale of Datamark” the following sentence is added:

“No member of the Board (other than Oakleigh Thorne and Jack W. Blumenstein) will participate in this investor group.”

3.     The following sentence appearing on page 24 of the Definitive Proxy Statement in the section entitled “Background to the Merger”:

“During these conversations, Evercore informed the financial advisor to Bidder 3 that the previously indicated range of $22 to $24 was likely not to be adequate in light of potential legal (and related timing) complications and the large portion of stock consideration that had been proposed, partially in light of the risk and liquidity issues presented by the significant percentage of the overall market capitalization of Bidder 3 that this stock represented.”

is amended to read as follows:

“During these conversations, Evercore informed the financial advisor to Bidder 3 that the previously indicated range of $22 to $24 was likely not to be adequate in light of potential antitrust issues (and related timing complications) and the large portion of stock consideration that had been proposed, partially in light of the risk and liquidity issues presented by the significant percentage of the overall market capitalization of Bidder 3 that this stock represented.”

4.     The following sentence appearing on page 25 of the Definitive Proxy Statement in the section entitled “Background to the Merger”:

“The Transaction Committee subsequently retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) to provide it legal counsel.”

is amended to read as follows:

“After considering several potential candidates, the Transaction Committee retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) to provide it legal counsel.”

5.     After the final sentence of the fourth full paragraph on page 25 of the Definitive Proxy Statement in the section entitled “Background of the Merger” the following sentence is added:

“The Transaction Committee considered whether to retain a separate financial advisor in connection with the sale of Datamark, but ultimately decided to employ Evercore based on its extensive familiarity with Datamark as a result of the work it had previously performed and the aligned interests of the Company, the Transaction Committee and Evercore to obtain the highest possible price for Datamark in order to maximize value for the Company’s shareholders.”

6.     After the final sentence of the first full paragraph on page 33 of the Proxy Statement in the section entitled “Opinion of our Financial Advisor—Summary of Analyses” the following sentence and related chart are added:

“The eCollege projections which were prepared by the Company’s management and used by Evercore are set forth in more detail in the chart below:”

	Actual		Projected
	2006A	2007E	2008E	2009E

Revenue	$116.5	$122.7	$144.9	$171.5

Adjusted EBITDA	$24.8	$28.0	$41.3	$56.7

EBIT	$15.0	$16.2	$27.6	$41.6

Adjusted Net Income	$13.6	$15.4	$22.2	$30.7

Capital Expenditures & Capitalized Software Development	$6.7	$10.3	$10.1	$9.3

7.     The following parenthetical is added at the end of the first use of the term “NAx” on page 37 of the Definitive Proxy in the section entitled “Opinion of our Financial Advisor—Precedent Transactions Analysis”:

“(for purposes of this proxy statement, the term “NAx” means either that the information is not publicly available, or that the information is not applicable as it relates to a negative number and calculation of a multiple is not possible)”

8.     The following paragraph is added as the first paragraph on page 42 in the section entitled “Interests of eCollege Directors and Executive Officers of the Merger—Transaction Bonuses”:

“On January 26 and February 1, 2007, the Company’s management proposed to the Compensation Committee certain bonuses that would be payable to members of the Company’s management if a sale of the company were to be completed.  To assist it in determining the amount of such bonuses, the Company then engaged a nationally-known compensation consulting firm to review management’s proposed transaction bonuses.  Such firm reported directly to the Committee.  On May 9, 2007, the Company’s management proposed that the bonuses to be awarded to certain Product Engineering and Technology executives should be increased and that additional bonuses be awarded to certain legal support personnel.  The proposal, as revised, was then recommended to the Compensation Committee and, on May 13, 2007, approved.”

9.     The following sentence appearing on page 43 of the Definitive Proxy Statement in the section entitled “Interests of eCollege Directors and Executive Officers of the Merger—Transaction Committee Compensation”:

“Members of the Transaction Committee received customary compensation for their service on the committee.”

is amended to read as follows:

“Members of the Transaction Committee received customary compensation ($25,000 per committee member) for their service on the committee.”

Important Additional Information Concerning the Merger

In connection with the proposed merger, eCollege has filed a definitive proxy statement with the Securities and Exchange Commission, which was mailed to shareholders of eCollege on June 27, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. The definitive proxy statement and eCollege’s other public filings are available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. eCollege’s public filings are also available through its website under the ‘‘‘Investor Relations’’ tab at www.ecollege.com.

eCollege and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of eCollege’s participants, which may be different from those of eCollege’s shareholders generally, in the solicitation is set forth in eCollege’s definitive proxy statement relating to the merger.

In connection with these amended and supplemental disclosures, eCollege issued a press release on July 20, 2007, a copy of which is attached hereto.

eCollege® to Settle Lawsuit

CHICAGO — July 20, 2007 — eCollege® [Nasdaq: ECLG], eCollege.com today announced that it has (together with the other defendants) entered into a Memorandum of Understanding to settle the purported class-action lawsuit captioned Gaynor, et al. v. Thorne, et al., which was filed on May 30, 2007 in the Circuit Court of Cook County (Chancery Division) in the State of Illinois.  The complaint alleges, among other things, that the defendants breached, or aided and abetted the breach of, fiduciary duties owed to eCollege shareholders by eCollege’s directors in connection with eCollege’s entry into the Agreement and Plan of Merger, dated May 14, 2007, by and among eCollege, Pearson Education, Inc. and Epsilon Acquisition Corp. and the value received in the merger.

The settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class.  If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the merger agreement, the value received for the merger and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties have agreed that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by eCollege in an amount not to exceed $300,000, subject to court approval. The merger may be consummated prior to final court approval of the settlement.

Each of eCollege and the other defendants denies all of the allegations in the lawsuit, including any allegation that its current disclosures with regard to the pending merger are misleading or incomplete in any way.  Nevertheless, without admitting any liability or wrongdoing, eCollege and the other defendants in this case have agreed in principle to settle the case in order to avoid the potential cost and distraction of continued litigation and to eliminate any risk of any delay to the closing of the merger posed by this lawsuit.

The settlement will not affect the merger consideration to be paid to shareholders of eCollege in connection with the merger or the timing of the special meeting of its shareholders scheduled for July 30, 2007 to approve the merger agreement.

Pursuant to the proposed settlement, eCollege agreed to make certain amended and supplemental disclosures which will be filed with the Securities and Exchange Commission later today.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information service to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc. helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

Additional Information About the Transaction

eCollege has filed with the Securities and Exchange Commission (the “SEC”), and furnished to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of eCollege by Pearson Education, Inc.

eCOLLEGE STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.

eCollege stockholders and other interested parties can obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. eCollege stockholders and other interested parties can also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to eCollege.com, One N. LaSalle St., Suite 1800, Chicago, Illinois 60602, Attention: Corporate Secretary, telephone: 312-706-1710, or from eCollege website, www.eCollege.com.

The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Additional information regarding the interests of potential participants in the proxy solicitation are included in the definitive proxy statement that eCollege filed with the SEC in connection with the scheduled special meeting of its stockholders.

Statements about the expected timing, completion and effects of the proposed acquisition of eCollege by Pearson Education, Inc. and all other statements in this press release other than historical facts constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. eCollege may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by eCollege with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation eCollege’s Annual Report on Form 10-K for the year ended December 31, 2006.

eCollege is a registered trademark of eCollege.

2